CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the form N-VPFS (No. 811-04613) in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-6 (No. 333-69327) (the “Registration Statement”) of our report dated April 15, 2021 relating to the financial statements of Union Security Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 29, 2021